Exhibit 99.2

GREAT ELM CAPITAL GROUP, INC. ACQUIRES VALLEY HEALTHCARE GROUP AND NORTHWEST MEDICAL FOR $63.6 MILLION

Forms a leading provider of sleep and respiratory-focused durable medical equipment and services

Combined companies generated revenue of $47.1 million, net income of $3.4 million and Pro Forma Adjusted EBITDA of $12.9 million for the trailing 12 months ended June 30, 2018

Purchase Price corresponds to 4.9x June 30, 2018 TTM Pro Forma Adjusted EBITDA

Opportunity to realize significant operational synergies for the combined companies

Represents Great Elm's first operating company acquisition

Waltham, Mass., September 11, 2018 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) announced today that it has partnered with the management team of Valley Healthcare Group (“VHG”) to acquire and combine VHG and Northwest Medical (“NWM”) to create a leading regional provider of sleep and respiratory-focused durable medical equipment and services across five states in the United States, serving approximately 70,000 patients annually. The acquisition of NWM represents VHG management’s eighth acquisition since Ron and Pam Evans co-founded VHG in 2006.

The combined company will be a leader in the distribution of positive air pressure (CPAP / BiPAP) machines and supplies, sleep studies, ventilators and oxygen equipment for patients with sleep and respiratory conditions, such as obstructive sleep apnea, in Arizona, Nebraska, Washington, Oregon and Alaska. The combined company, which will continue to operate under local brand names, is well positioned to grow organically and to consolidate the fragmented durable medical equipment industry.  The acquired businesses have reputations for providing the highest quality patient care, education and customer service, internally observing patient compliance rates well in excess of national averages.

“Our acquisition of VHG and NWM aligns well with GEC’s broader value creation strategy and represents Great Elm’s first operating company acquisition,” remarked Peter A. Reed, Chief Executive Officer of Great Elm. “Both companies are led by experienced and talented management teams with demonstrated track records of growth. VHG’s historic investments in its people, processes and technology position it to drive growth and enhance the operating efficiencies of other sleep and respiratory-focused providers who, like NWM, already have outstanding reputations for patient care, education and service. These combined companies should benefit from Great Elm’s platform and tax assets, which are expected to enhance free cash flow, support further business growth and pave the way for follow-on acquisition opportunities.”

“This transaction is a testament to the entire team at VHG, where our patient-focused culture has driven significant growth and profitability. We have long admired Northwest Medical’s dedication to patient care, education and customer service. With Great Elm’s support, we believe that we will continue to grow organically as well as be an acquirer of choice for other sleep and respiratory-focused businesses who share our commitment to high-quality patient care,” said Ron Evans, Co-Founder and CEO of Valley Healthcare Group.

“We have been very pleased with our investment in Northwest Medical and its exceptional management team. We are now excited to be both a lender to and minority shareholder of the combined company. We look forward to partnering with Great Elm to support the future growth of this outstanding business and to continue to provide best-in-class service and customer care,” said Jeffrey Schwartz, Managing Partner of Corbel Capital Partners.

Details of the Transaction

Great Elm has purchased an 80.1% equity interest in an entity formed to acquire and combine VHG and NWM. The transaction purchase price of $63.6 million, excluding financing, closing professional fees and expenses, as well as the contingent consideration described below, was funded using $19.7 million of cash from GEC’s balance sheet. The remainder was funded using $31.3 million of secured debt, $5.3 million of qualified preferred stock and $7.3 million of equity rollover from Ron and Pam Evans and Corbel Capital Partners. All debt incurred to fund the transaction is non-recourse to Great Elm.

In addition, up to $2.4 million of deferred purchase price consideration may be paid to the sellers upon achieving increased financial targets in 2018 and 2019.

The combined companies generated $43.6 million in revenue, net income of $2.5 million and $11.1 million of Pro Forma Adjusted EBITDA in the calendar year ended 2017, including estimated cost synergies. For the trailing twelve months ended June 30, 2018, the combined companies generated $47.1 million of revenue, net income of $3.4 million and $12.9 million of Pro Forma Adjusted EBITDA, including estimated cost synergies. See “Non-GAAP Financial Measures.”

Conference Call & Webcast

Great Elm will host a conference call and webcast on Tuesday, September 11, 2018 at 8:30 a.m., Eastern Time, to discuss the transaction in greater detail.

All interested parties are invited to participate in the conference call by dialing +1 (844) 559-0750; international callers should dial +1 (647) 689-5386. Participants should enter the Conference ID 9698275 when asked.

For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: https://www.greatelmcap.com/events-and-presentations/default.aspx or email investorrelations@greatelmcap.com.

Additionally, the conference call will be webcast simultaneously at: https://event.on24.com/wcc/r/1833592/3D6CDCA342F8F528FB8D0DC719B25345 [event.on24.com]

About Great Elm Capital Group, Inc.

Great Elm Capital Group, Inc. (NASDAQ: GEC) is a publicly-traded holding company that is building a business across three operating verticals: investment management, real estate and operating companies. Great Elm Capital Group, Inc.’s website can be found at www.greatelmcap.com.

About Corbel Capital Partners

Corbel Capital Partners is a structured debt and equity fund with approximately $250 million in assets under management. Corbel generally makes non-control investments in the form of creatively tailored structured debt or equity securities in profitable, lower middle-market businesses. Capital can be used to facilitate growth, buyout a minority partner, consummate a strategic acquisition, provide existing owners with limited near-term liquidity, or creatively finance and support independent sponsor buyouts. Corbel also offers differentiated strategic and operational support traditionally not offered by non-control investors and allows owners of businesses to retain control equity positions and the potential for later exit events. Corbel is led by an experienced team of investment professionals with successful long-term track records and a history of working together. Its leadership team has collectively led and overseen almost 100 transactions, totaling over $7 billion, during their tenure and have worked together for over a decade with significant experience partnering with lower middle market companies. With the assistance of its operating advisors, Corbel seeks to add value to portfolio companies through operational improvement, strategic, M&A and capital structure direction, and relationships. For more information, visit www.corbelcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding estimated cost synergies, involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information.  These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Great Elm believes that VHG and NWM Pro Forma Adjusted EBITDA is an important measure for evaluating the transaction.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing VHG’s and NWM’s respective results under US GAAP. Non-GAAP financial measures included in this press release may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Pro Forma Adjusted EBITDA to the most directly comparable GAAP financial measure, net income. The information in the table below includes forecasts, projections and other predictive statements, including estimated cost synergies related to equipment, payroll and systems integration that represent Great Elm’s assumptions and expectations in light of currently available information. These forecasts, projections and other predictive statements involve risks, variables and uncertainties. The actual performance and results of the combined companies may differ from those projected in the table below, and any such differences may be material.

EBITDA, Adjusted EBITDA and Pro Forma
($ in thousands)	Adjusted EBITDA
For Calendar Year 2017

VHG & NWM (a)

Net (loss) income - GAAP	$ 2,529

EBITDA:
Net (loss) income - GAAP	2,529
Interest	2,296
Taxes	-
Depreciation and amortization	4,685
EBITDA	$ 9,510

Adjusted EBITDA:
EBITDA	9,510
Non-recurring items, net	621
Adjusted EBITDA	$ 10,131

Pro Forma Adjusted EBITDA:
Adjusted EBITDA	$ 10,131
Transaction synergies	974
Pro Forma Adjusted EBITDA	$ 11,105

(a) Represents the combined results of VHG and NWM.

($ in thousands)	EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA
	For the Trailing Twelve Months Ended June 30, 2018

	GEC (a)	VHG & NWM	Total

Net (loss) income - GAAP	$ (11,506)	$ 3,376	$ (8,130)

EBITDA:
Net (loss) income - GAAP	(11,506)	3,376	(8,130)
Interest	1,071	2,401	3,472
Taxes	(329)	-	(329)
Depreciation and amortization	1,124	4,976	6,100
EBITDA	$ (9,640)	$ 10,753	$ 1,113

Adjusted EBITDA:
EBITDA	(9,640)	10,753	1,113
Stock Based Compensation	4,425	-	4,425
Unrealized loss on investments in GECC	2,714	-	2,714
Non-reimbursable MAST Capital expenses	409	-	409
Unrecognized incentive fees earned (b)	1,155	-	1,155
Re-measurement of warrant liability	8	-	8
Non-recurring items, net	-	1,178	1,178
Adjusted EBITDA	$ (929)	$ 11,931	$ 11,002

Pro Forma Adjusted EBITDA:
Adjusted EBITDA	$ (929)	$ 11,931	$ 11,002
Transaction synergies	-	974	974
Pro Forma Adjusted EBITDA	$ (929)	$ 12,905	$ 11,976

(a) Unaudited as of the date of this press release. (b) Unrecognized incentive fees include amounts earned under investment management agreements which are not recognized under US GAAP.

Financial Information Disclaimer

As private entities, VHG’s and NWM’s historic financial information has not been prepared in accordance with Regulation S-X. When Regulation S-X compliant financial information is available and included in Great Elm’s SEC filings following the date hereof, the presentation of this financial information may change from that presented in this press release, and any such changes may be material.

Media & Investor Contact:

Great Elm Capital Group

Meaghan K. Mahoney

Senior Vice President

+1 617 375-3006

investorrelations@greatelmcap.com